   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 17, 2000


                                                      REGISTRATION NO. 333-95923

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              IMPRESSE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                7389                         94-3288153
 (State or Other Jurisdiction          (Primary Standard Industrial          (I.R.S. Employer
              of                       Classification Code Number)        Identification Number)
Incorporation or Organization)

                             1309 SOUTH MARY AVENUE
                              SUNNYVALE, CA 94087
                                 (408) 530-2000

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                  NIMISH MEHTA
                            CHIEF EXECUTIVE OFFICER
                             1309 SOUTH MARY AVENUE
                              SUNNYVALE, CA 94087
                                 (408) 530-2000

(Name, Address Including Zip Code, and Telephone Number Including Area Code, of
                               Agent for Service)
                         ------------------------------

                                   COPIES TO:

             JOSHUA L. GREEN                                     BRUCE DALLAS
             JON E. GAVENMAN                                DAVIS POLK & WARDWELL
            VENTURE LAW GROUP                                1600 El Camino Real
        A Professional Corporation                           Menlo Park, CA 94025
           2800 Sand Hill Road                                 (650) 752-2000
           Menlo Park, CA 94025
             (650) 854-4488

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                 TITLE OF EACH CLASS                     PROPOSED MAXIMUM AGGREGATE
            OF SECURITIES TO BE REGISTERED                   OFFERING PRICE(1)         AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.001........................          $65,000,000                     $17,160

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Impresse Corporation in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                              AMOUNT TO
                                                               BE PAID
                                                              ----------
SEC registration fee........................................  $   17,160
NASD filing fee.............................................       7,000
Nasdaq National Market listing fee..........................       1,000
Printing and engraving expenses.............................     300,000
Legal fees and expenses.....................................     400,000
Accounting fees and expenses................................     250,000
Blue Sky qualification fees and expenses....................       5,000
Transfer Agent and Registrar fees...........................      15,000
Miscellaneous fees and expenses.............................      14,840
                                                              ----------
    Total...................................................  $1,010,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article Four of Impresse's Certificate of Incorporation (Exhibit 3.2 hereto) and Article V of Impresse's Bylaws
(Exhibit 3.4 hereto) provide for indemnification of Impresse's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, prior to the closing of the offering, Impresse will enter into Indemnification Agreements (Exhibit 10.3 hereto) with its officers and directors. The Underwriting Agreement (Exhibit 1.1 hereto) also provides for cross-indemnification among Impresse, and the underwriters with respect to certain matters, including matters arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Since inception in October 1997, Impresse has issued and sold the following unregistered securities:

    1. Since inception Impresse has issued 6,835,700 options net of repurchases and cancellations to purchase common stock of Impresse with a weighted average exercise price of $.44 per share to a number of employees and directors of and consultants to Impresse.

    2. In October and December 1997, Impresse issued and sold 3,760,000 shares of its common stock, net of repurchases, to its founders and employees.

    3. In December 1997, April 1998 and August 1998, Impresse issued and sold 8,530,000 shares of its Series A preferred stock to investors for a total cash consideration of $4,265,480. In December 1998, February 1999 and May 1999, Impresse issued and sold 3,507,928 shares of its Series B preferred stock to investors for a total cash consideration of $11,049,973. In November 1999 and January 2000, Impresse issued and sold 4,399,100 shares of its Series C preferred stock for a total cash consideration of $54,504,849.

    4. In June 1998, Impresse issued a warrant to purchase 50,000 shares of its Series A preferred stock with an exercise price of $.50 per share to Lighthouse Capital Partners in connection with the attainment of an equipment lease line. In June 1999, Impresse issued warrants to purchase 171,428 shares of its Series B preferred stock with an exercise price of $3.15 per share to entities affiliated with Meier Mitchell in connection with the attainment of a credit facility. In November 1999, Impresse issued a warrant to purchase 240,000 shares of common stock at an exercise price of $.50 per share to Adobe Ventures III in connection with a co-branding agreement with Adobe Systems Incorporated in November 1999. In December 1999, Impresse, in connection with the execution of a lease, issued a warrant to De Anza Properties to purchase 22,000 shares of Impresse's Series C preferred stock at a price of $12.39 per share.

    The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of such Securities Act as transactions by an issuer not involving any public offering. In addition, certain issuances described in Item 2 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with Impresse, to information about Impresse.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


NUMBER                                          DESCRIPTION
------                                          -----------
         1.1**          Form of Underwriting Agreement (subject to negotiation).
         3.1**          Certificate of Incorporation of Impresse.
         3.2*           First Amended and Restated Certificate of Incorporation of
                        Impresse (proposed).
         3.3**          Bylaws of Impresse.
         3.4*           Amended and Restated Bylaws of Impresse (proposed).
         4.1**          Specimen Stock Certificate.
         5.1*           Opinion of Venture Law Group regarding the legality of the common stock being registered.
        10.1+           Alliance Agreement dated November 15, 1999 between Impresse and Adobe Systems Incorporated.
        10.2+           Strategic Supply, Services and Promotion Agreement dated
                        August 29, 1999 between Impresse and Hewlett-Packard
                        Company.
        10.3*           Form of Indemnification Agreement between Impresse and each of its Officers and Directors.
        10.4*           1997 Stock Option Plan (as amended).
        10.5*           2000 Employee Stock Purchase Plan.
        10.6*           2000 Directors' Stock Option Plan.
        10.7            Standard Office Lease dated May 15, 1998 and amendments.
        10.8*           Offer Letter dated June 24, 1999 with Sanjai Bijawat.
        10.9*           Offer Letter dated January 29, 1999 with Scott Yetter.
        23.1*           Consent of Ernst & Young LLP, Independent Auditors.
        23.2*           Consent of Counsel (see Exhibit 5.1).
        24.1*           Power of Attorney (see page II-4).
        27.1*           Financial Data Schedule (EDGAR-filed version only).


------------------------


 *  Previously filed.



**  To be supplied by amendment.


+   Confidential treatment requested as to certain portions of this Exhibit.

    (b) Financial Statement Schedules

    Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California on February 17, 2000.


                                          IMPRESSE CORPORATION

                                          By:        /s/ SANJAI BIJAWAT
                                          --------------------------------------


                                                       Sanjai Bijawat
                                                   CHIEF FINANCIAL OFFICER


                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Nimish Mehta and Sanjai Bijawat, and each of them, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act, as amended, in connection with or related to the offering contemplated by this Registration Statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


              SIGNATURE                                    TITLE                              DATE
              ---------                                    -----                              ----
          */s/ NIMISH MEHTA
    ----------------------------       President, Chief Executive Officer and          February 17, 2000
            Nimish Mehta                 Director (Principal Executive Officer)

         /s/ SANJAI BIJAWAT
    ----------------------------       Chief Financial Officer (Principal              February 17, 2000
           Sanjai Bijawat                Financial and Accounting Officer)

           */s/ SIVA KUMAR
    ----------------------------       Vice President, Marketing and Chairman          February 17, 2000
             Siva Kumar                  of the Board

        */s/ ERIC ARCHAMBEAU
    ----------------------------       Director                                        February 17, 2000
           Eric Archambeau

         */s/ BRUCE DUNLEVIE
    ----------------------------       Director                                        February 17, 2000
           Bruce Dunlevie

       */s/ STEVEN J. GILBERT
    ----------------------------       Director                                        February 17, 2000
          Steven J. Gilbert

           */s/ PAUL LEVY
    ----------------------------       Director                                        February 17, 2000
              Paul Levy

       */s/ RUSSELL SIEGELMAN
    ----------------------------       Director                                        February 17, 2000
          Russell Siegelman

          */s/ HATIM TYABJI
    ----------------------------       Director                                        February 17, 2000
            Hatim Tyabji



*By:           /s/ SANJAI BIJAWAT
             -----------------------
                 Sanjai Bijawat
                ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


NUMBER                                          DESCRIPTION
------                                          -----------
         1.1**          Form of Underwriting Agreement (subject to negotiation).
         3.1**          Certificate of Incorporation of Impresse.
         3.2*           First Amended and Restated Certificate of Incorporation of
                        Impresse (proposed).
         3.3**          Bylaws of Impresse.
         3.4*           Amended and Restated Bylaws of Impresse (proposed).
         4.1**          Specimen Stock Certificate.
         5.1*           Opinion of Venture Law Group regarding the legality of the common stock being registered.
        10.1+           Alliance Agreement dated November 15, 1999 between Impresse and Adobe Systems Incorporated.
        10.2+           Strategic Supply, Services and Promotion Agreement dated
                        August 29, 1999 between Impresse and Hewlett-Packard
                        Company.
        10.3*           Form of Indemnification Agreement between Impresse and each of its Officers and Directors.
        10.4*           1997 Stock Option Plan (as amended).
        10.5*           2000 Employee Stock Purchase Plan.
        10.6*           2000 Directors' Stock Option Plan.
        10.7            Standard Office Lease dated May 15, 1998 and amendments.
        10.8*           Offer Letter dated June 24, 1999 with Sanjai Bijawat.
        10.9*           Offer Letter dated January 29, 1999 with Scott Yetter.
        23.1*           Consent of Ernst & Young LLP, Independent Auditors.
        23.2*           Consent of Counsel (see Exhibit 5.1).
        24.1*           Power of Attorney (see page II-4).
        27.1*           Financial Data Schedule (EDGAR-filed version only).


------------------------


 *  Previously filed.



**  To be supplied by amendment.


+   Confidential treatment requested as to certain portions of this Exhibit.